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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 64                                   Trade Date: 11/19/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 11/23/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is November 21, 2001



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
        CUSIP
         or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
    --------------          ----------------         -------------           -------------         ---------------
       91131UCR3              $3,240,000.00              5.00%                  11/15/11                100%


    Interest Payment
       Frequency                                        Subject to                Dates and terms of redemption
      (begin date)          Survivor's Option           Redemption               (including the redemption price)
    ----------------        -----------------        --------------------        --------------------------------
        05/15/02                   Yes                      Yes                            100% 11/15/02
     semi-annually                                                                   semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $3,199,500.00             $40,500.00                $1.25             ABN AMRO Financial
                                                                             Services, Inc.
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